Exhibit 99.1

FOR IMMEDIATE RELEASE

CIT PROVIDES UPDATE ON STRATEGIC PLAN –

CREATING A LEADING NATIONAL MIDDLE MARKET BANK

•	Roadmap to Achieve 10 Percent Return on Tangible Common Equity (ROTCE) by 2018
•	Focusing on Core Commercial Businesses
•	Reducing Operating Expenses by $125 Million
•	Expecting to Complete Commercial Air Separation by End of 2016
•	Strategic Update Call Scheduled at 8:00 AM EDT

NEW YORK – March 23, 2016 – CIT Group Inc. (NYSE: CIT), cit.com, a leading provider of commercial lending and leasing services, today announces its strategic plan designed to drive long-term shareholder value. In connection with today’s strategic update call, CIT is delivering a slide presentation which is available at cit.com/investor.

“Today, CIT announces steps to focus on our core businesses, improve our financial performance and transition our strategy to become a national middle market bank serving our customers with an integrated set of financing and deposit products,” said Ellen R. Alemany, incoming Chairwoman and CEO of CIT Group, and CEO and President of CIT Bank. “The CIT Board of Directors and management team have been conducting a strategic review of our businesses and are taking decisive actions to chart a clear path forward to drive value for shareholders and to demonstrate our commitment to our customers, communities and employees.”

CIT is committed to positioning the company to deliver long-term value for shareholders while maintaining a strong risk management culture. CIT’s strategic

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priorities to advance its transition to a leading national middle market bank include:

•	Focusing on Core Commercial Businesses: Invest in growth and strengthen its capabilities with respect to its core commercial lending, leasing (including rail), and depository solutions for middle market customers, as well as:

o   Complete the separation of the Commercial Air business by the end of 2016; and

o   Complete the integration of OneWest Bank by year end.

•	Improving Profitability and Returning Capital: Achieve a return on tangible common equity (ROTCE) of 10 percent by 2018 by executing on initiatives to:

o	Reduce operating expenses by $125 million by 2018;
o	Improve funding costs by growing its deposit base and transitioning the deposit mix to lower cost deposits;
o	Efficiently realize substantial cash flow and capital from deferred tax assets; and
o	Return excess capital to shareholders, subject to regulatory approvals.

•	Maintaining Strong Risk Management: The improvement in CIT’s credit ratings reflects the strength of its franchises, strong liquidity and capital positions, and the expansion and diversification of deposit funding. Additionally:

o	CIT has improved its risk profile and strengthened its underwriting standards to focus on appropriate risk adjusted returns throughout cycles and to leverage its expertise as an asset-backed lender; and
o	Going forward, the company will continue to ensure it maintains high risk management standards and evolves with industry requirements.

Ms. Alemany concluded, “Our Board and management team are fully aligned with shareholders and are committed to thoughtfully considering their feedback into our ongoing decision-making. With our recent actions and the decisions we are announcing today, we are strengthening our culture of ownership, accountability and transparency at CIT. Our strategic plan of focusing on our core businesses and leveraging the strength of our franchises and risk

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management practices will maximize value for shareholders and positon CIT as a leading national middle market bank.”

Conference Call and Webcast

Ms. Alemany and Carol Hayles, Chief Financial Officer, will host a strategic update call at 8:00 a.m. EDT on Wednesday, March 23, 2016, which will be broadcast live on the investor relations section of the company’s website at cit.com/investor or by dialing: 888-317-6003, elite entry code: 2160502. An archived version of the conference call and supporting materials will be available on the CIT website within the investor relations section after the live conference call.

About CIT

Founded in 1908, CIT (NYSE: CIT) is a financial holding company with more than $65 billion in assets. Its principal bank subsidiary, CIT Bank, N.A., (Member FDIC, Equal Housing Lender) has more than $30 billion of deposits and more than $40 billion of assets. It provides financing, leasing and advisory services principally to middle market companies across a wide variety of industries primarily in North America, and equipment financing and leasing solutions to the transportation sector. It also offers products and services to consumers through its Internet bank franchise and a network of retail branches in Southern California, operating as OneWest Bank, a division of CIT Bank, N.A. cit.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of applicable federal securities laws that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. The words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “commence,” “seek,” “may,” “would,” “could,” “should,” “believe,” “potential,” “continue” or the negative of any of those words or similar expressions is intended to identify forward-looking statements. All statements contained in this press release, other than statements of historical fact, including without limitation, statements about our plans, strategies, prospects and expectations regarding future events and our financial performance, are forward-looking statements that involve certain risks and uncertainties. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and our actual results may differ materially. Important factors that could cause our actual results to be materially different from our expectations include, among others, the risk

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that CIT is unsuccessful in implementing its strategy and business plan, the risk that CIT is unable to react to and address key business and regulatory issues, the risk that CIT is unable to achieve the projected revenue growth from its new business initiatives or the projected expense reductions from efficiency improvements, and the risk that CIT becomes subject to liquidity constraints and higher funding costs. We describe these and other risks that could affect our results in Item 1A, “Risk Factors,” of our latest Annual Report on Form 10-K for the year ended December 31, 2015, which was filed with the Securities and Exchange Commission. Accordingly, you should not place undue reliance on the forward-looking statements contained in this press release. These forward-looking statements speak only as of the date on which the statements were made. CIT undertakes no obligation to update publicly or otherwise revise any forward-looking statements, except where expressly required by law.

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CIT MEDIA RELATIONS:

Matt Klein

Vice President, Media Relations

(973) 597-2020

Matt.Klein@cit.com

CIT INVESTOR RELATIONS:

Barbara Callahan

Senior Vice President

(973) 740-5058

Barbara.Callahan@cit.com